Exhibit 99.1

                              [FRONT OF PROXY CARD]

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                           OF UNITED BANKSHARES, INC.

    The undersigned, a holder of record of shares of common stock, par value $2.50 per share ("United Common Stock"), of United Bankshares, Inc., a West Virginia corporation ("United"), hereby appoints Steven E. Wilson and Gary L. Ellis, or either one of them, the proxy or proxies of the undersigned (with full power to act in the absence of the others, each with full power of substitution) to attend the Special Meeting of United shareholders at 10:00 a.m., on Monday, March 9, 1998, at the 10th floor of United Square, located at Fifth and Avery Streets, Parkersburg, West Virginia (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of United Common Stock will be voting on two proposals in connection with the proposed merger of George Mason Holding Company ("Merger Sub"), a wholly owned subsidiary of United, and George Mason Bankshares, Inc. ("George Mason") pursuant to which George Mason would become a wholly owned subsidiary of United (the "Merger"). The first is a proposal to amend the articles of incorporation of United (the "United Articles Amendment") to increase the number of authorized shares of United Common Stock from 20,000,000 to 41,000,000 shares. The second is a proposal to approve the issuance of the shares of United Common Stock to be issued in the Merger (the "United Share Issuance"). If the Merger is consummated, each outstanding share of common stock of George Mason will be converted into and exchanged for 0.85 of a share of United Common Stock, subject to adjustment. Holders of United Common Stock will also be voting upon such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting and to vote as specified in this proxy all the shares of United Common Stock which the undersigned would otherwise be entitled to vote if personally present. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

    THE BOARD OF DIRECTORS OF UNITED UNANIMOUSLY RECOMMENDS A VOTE FOR THE UNITED PROPOSALS.

    IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSALS AND TO HAVE ABSTAINED ON ALL OTHER MATTERS.

                             [REVERSE OF PROXY CARD]

       THE BOARD OF DIRECTORS OF UNITED UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.

       1. APPROVAL OF A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF UNITED TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF UNITED COMMON STOCK FROM 20,000,000 TO 41,000,000 SHARES.

           FOR                      AGAINST                  ABSTAIN
           |_|                        |_|                      |_|

       2. APPROVAL OF A PROPOSAL TO APPROVE THE ISSUANCE OF THE SHARES OF UNITED COMMON STOCK TO BE ISSUED IN THE MERGER OF GEORGE MASON BANKSHARES, INC. AND GEORGE MASON HOLDING COMPANY.

           FOR                      AGAINST                  ABSTAIN
           |_|                        |_|                      |_|

       3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

Date: _____________________________, 1998                     Please sign your name exactly as it appears
                                                              hereon. When shares of United Common
                                                              Stock are held of record by joint tenants, both
__________________________________________                    should sign. When signing as an attorney-in-
        Signature (Title, if any)                             fact, executor, administrator, trustee or
                                                              guardian, please give full title as such. If a
__________________________________________                    corporation, please sign in full corporate name
        Signature (Title, if any)                             by president or authorized officer. If a
                                                              partnership, please sign in partnership name
                                                              by authorized person.

The number of shares shown above and covered by this proxy include, where applicable, shares held in the United Bankshares, Inc. Dividend Reinvestment Plan.


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